Exhibit 10.1
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (this “Agreement”) is effective as of the 17th day of February, 2009, by and between Flagstar Bancorp, Inc. (the “Company”), a corporation organized under the laws of the State of Michigan, with its principal offices at 5151 Corporate Drive, Troy, Michigan 48098-2639 and MP Thrift Investments L.P., a Delaware limited partnership (the “Purchaser”).
     WHEREAS, the Company entered into an Investment Agreement dated as of December 17, 2008 with the Purchaser (the “Investment Agreement”), pursuant to which the Purchaser purchased from the Company 250,000 shares of the Company’s Convertible Participating Voting Preferred Stock, Series B (the “Series B Preferred Stock”), at a purchase price of $1,000 per share, with each share convertible into common stock, par value $0.01 per share, of the Company (the “Common Stock”), at the liquidation preference divided by $0.80;
     WHEREAS, all capitalized terms used in this Agreement, but which are not defined herein, shall have the definition that is ascribed to them under the Investment Agreement;
     WHEREAS, in connection with the issuance of the Series B Preferred Stock, the Company entered into an Amendment and Waiver Agreement dated as of January 30, 2009 with the Purchaser (the “Closing Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell, and, the Purchaser agreed to purchase: (i) 50,000 shares of the Company’s preferred stock with terms substantially identical to the Series B Preferred Stock at a purchase price of $1,000 per share, with each share convertible into Common Stock, at the liquidation preference divided by $0.80 (the “Conversion Shares”), and (ii) $50 million of trust preferred securities with a 10% coupon, both as described in the Closing Agreement.
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
     SECTION 1. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, 25,000 shares of Series B Preferred Stock (the “Additional Shares”) at $1,000 per share (the “Purchase Price”).
     SECTION 2. Delivery of the Shares at the Closing.
     2.1 The completion of the purchase and sale of the Additional Shares (the “Closing”) shall occur on February 17, 2008 at the offices of Sullivan & Cromwell LLP located at 125 Broad Street, New York, New York 10004 or such other date or location as agreed by the parties, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

     2.2 At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the Purchase Price for the Additional Shares being purchased hereunder to an account designated by the Company and the Company shall deliver to the Purchaser the Additional Shares evidenced by one or more share certificates incorporating the terms set forth in the certificate of designations of the Series B Preferred Stock bearing an appropriate legend referring to the fact that the Series B Preferred Stock were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder as more further described in Section 3.5.
     SECTION 3. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:
     3.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Additional Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Additional Shares and has reviewed carefully the information provided by the Company to the Purchaser in connection with this Agreement and the purchase of the Additional Shares hereunder, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Additional Shares; (ii) the Purchaser is acquiring Additional Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Additional Shares or any arrangement or understanding with any other persons regarding the distribution of such Additional Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to a registration statement or in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”)); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Additional Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Additional Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
     3.2 Reliance on Exemptions. The Purchaser understands that the Additional Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Additional Shares.
     3.3 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Additional Shares, constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Additional Shares.

     3.4 Risk of Loss. The Purchaser understands that its investment in the Additional Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Common Stock into which the Additional Shares is convertible has been volatile, and that no representation is being made as to the future value of the Additional Shares.
     3.5 Legend. The Purchaser understands that, until such time as a registration statement has been declared effective or the Additional Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Additional Shares will bear a restrictive legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 17, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”
     3.6 Transfer Restrictions. Consistent with the legend set forth in Section 3.5, the Additional Shares may only be disposed of in compliance with state and federal securities laws and the transfer and other restrictions set forth in the Investment Agreement as if they were “Securities” thereunder.
     SECTION 4. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, the Purchaser that:
     4.1 Organization and Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Michigan.
     4.2 Execution and Delivery; Enforceability. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization of the Conversion Shares, to receipt of the Stockholder Approvals identified in the Certificate of Designations.

     4.3 Due Authorization. The Additional Shares have been duly authorized and, when issued and delivered against receipt of consideration therefore as provided in this Agreement, will be validly issued, fully paid and non-assessable, will not be issued in violation of or subject to preemptive rights of any other stockholder of the Company and will not result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company is a party. The voting rights of the holders of the Additional Shares will be enforceable in accordance with the terms of the Certificate of Designations. The Certificate of Designations has been filed with the Secretary of State of the state of Michigan and, as of the Closing Date, will be in full force and effect and enforceable against the Company in accordance with its terms.
     4.4 Governmental Consents. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares and such consents, approvals, authorizations or other orders as have been obtained and are in full force and effect.
     4.5 No Conflicts. Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof (including, without limitation, the conversion provisions of the Convertible Preferred Stock), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind upon any of the material properties or assets of the Company or any Subsidiary under any of the terms, conditions or provisions of (i) subject in the case of the authorization and issuance of the Conversion Shares to receipt of the approval by the Company’s stockholders of the Stockholder Proposals, its Certificate of Incorporation or bylaws (or similar governing documents) or the certificate of incorporation, charter, bylaws or other governing instrument of any Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which it may be bound, or to which the Company or any Subsidiary or any of the properties or assets of the Company or any Subsidiary may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Subsidiary or any of their respective properties or assets.

     SECTION 5. Registration Rights. The Purchaser shall have the right to have the Additional Shares (including the Conversion Shares) registered for resale under the Securities Act, and related indemnification rights, as set forth in Section 4.7 of the Investment Agreement, as if the Additional Shares (including the Conversion Shares) were “Registrable Securities” thereunder.
     SECTION 6. New York Stock Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the Conversion Shares to be approved for listing of the New York Stock Exchange or such other nationally recognized securities exchange on which the Common Stock may be listed, subject to official notice of issuance.
     SECTION 7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
(a)	if to the Company, to:
Flagstar Bancorp, Inc. 5151 Corporate Drive, Troy, Michigan 48098-2639 Attention: Mr. Paul Borja Facsimile: (248) 312-6833 E-mail: paul.borja@flagstar.com with a copy to:

Kutak Rock LLP 1101 Connecticut Avenue, N.W. Suite 1000 Washington, DC 20036-4374 Attention: Jeremy Johnson, Esq. Facsimile: (202) 828-2488 E-mail: jeremy.johnson@KutakRock.com or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)	if to a Purchaser, to:
MP Thrift Investments L.P. 520 Madison Avenue New York, New York 10022 Attention: Robert H. Weiss, General Counsel Facsimile: (212) 651-4014

with a copy to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Mitchell S. Eitel, Esq. George J. Sampas, Esq. Facsimile: (212) 558-3588
     or at such other address or addresses as may have been furnished to the Company in writing.
     SECTION 8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Purchaser and the Company.
     SECTION 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     SECTION 11. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except that the parties hereto intend that the provisions of Sections 5-1401 and 5-1402 of the New York general obligations law shall apply to this Agreement. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     SECTION 12. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
     SECTION 13. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
     SECTION 14. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FLAGSTAR BANCORP, INC.
By:	/s/ Matthew Roslin
	Name:	Matthew Roslin
	Title:	EVP

MP THRIFT INVESTMENTS L.P.
By:	MP (Thrift) Global Partners III LLC,
its General Partner

/s/ Robert H. Weiss
Name: Robert H. Weiss
Title: General Counsel